Exhibit 10.1

AKESIS PHARMACEUTICALS, INC.

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

December 30, 2005

TABLE OF CONTENTS

(continued)

		Page
(e)	Notices, etc	9
(f)	Expenses	9
(g)	Severability	9
(h)	Counterparts	10
(i)	Telecopy Execution and Delivery	10

Schedules:

A	-	Schedule of Investors

Exhibits:

A	-	Form of Warrant
B	-	Schedule of Exceptions

-ii-

AKESIS PHARMACEUTICALS, INC.

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement (the “Agreement”) is made as of December 30, 2005 by and among Akesis Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and the individuals and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached hereto as Schedule A (the “Schedule of Investors”).

RECITALS

A. Certain Investors (the “Escrow Investors”) have entered into an Escrow Agreement with the Company and the Escrow Agent (as defined in the Escrow Agreement) dated on or about December             , 2005 pursuant to which such Escrow Investors have deposited funds into the Purchaser Account (as defined in the Escrow Agreement) with the Escrow Agent.

B. Pursuant to the Escrow Agreement, the Escrow Investors shall consummate the Initial Closing (as defined herein) upon the Company’s receipt of at least $300,000 (including without limitation funds held in the Purchaser Account by the Escrow Agent pursuant to the Escrow Agreement) as set forth herein.

C. The Company and the Investors, including the Escrow Investors, desire to consummate the transactions as set forth herein.

In consideration of the mutual covenants and representations set forth below, the parties hereto agree as follows:

1. Authorization; Purchase and Sale of Common Stock and Warrants; Closing.

(a) Authorization. The Company will authorize the sale and issuance of up to 2,000,000 shares of the Company’s Common Stock (the “Shares”) at a purchase price per share of $2.00, and the issuance of warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase up to 1,000,000 shares of the Company’s Common Stock. Each Warrant shall be in substantially the form attached hereto as Exhibit A. The shares of the Company’s Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares.”

(b) Purchase and Sale of Shares; Issuance of Warrants.

(i) At the Closing (as defined in Section 1(c)), the Company agrees to issue and sell to each Investor, and, subject to all of the terms and conditions hereof, each Investor agrees to purchase the number of Shares set forth opposite the respective Investor’s name on the Schedule of Investors. The obligations of the Investors to purchase Shares are several and not joint.

(ii) In consideration for the purchase by the Investors of the Shares and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company will issue to each Investor a Warrant to purchase shares of the Company’s Common Stock as set forth opposite the respective Investor’s name on the Schedule of Investors. For each two (2) Shares purchased by the Investor, the Investor shall have the right to purchase one (1) share of the Company’s Common Stock (the “Warrant Common Stock Coverage”) at an exercise price per share of $3.00 pursuant to such Warrant. No fractional shares shall be issued pursuant to the Warrants.

(c) Closing; Delivery. The initial sale and purchase of the Shares and the issuance of the Warrants shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 12235 El Camino Real, Suite 200, San Diego, CA 92130, at 3:00 PM California time, on the date of this Agreement, or at such other time and place as the Company and such Investors mutually agree upon orally or in writing (which time and place are designated as the “Initial Closing”). At the Initial Closing, the Company will deliver to each of the Investors the respective Shares to be purchased by such Investor and the respective Warrant to be issued to such Investor, against receipt by Company of the respective purchase price for such Shares as set forth on the Schedule of Investors by check, wire transfer, release of funds held in the Purchaser Account, or any combination thereof.

(d) Subsequent Closings. If the aggregate amount of the Shares delivered at the Initial Closing is less than 2,000,000 and the aggregate Warrant Common Stock Coverage (as set forth on the Schedule of Investors) is less than 1,000,000 shares of Common Stock, then the Company may issue additional Shares and Warrants pursuant to this Agreement to such investors as it shall select, provided that (i) the agreement for sale is executed not later than February 15, 2006, (ii) the aggregate amount of Shares issued pursuant to this Agreement does not exceed 2,000,000 and (iii) the aggregate Warrant Common Stock Coverage (as set forth on the Schedule of Investors) does not exceed 1,000,000 shares of Common Stock (each such issuance, a “Subsequent Closing” and together with the Initial Closing, the “Closing”). At each Subsequent Closing, the Company will deliver to each of the Investors the Shares to be purchased by such Investor and the respective Warrant to be issued to such Investor, against receipt by Company of the respective purchase price of the Shares as set forth on the Schedule of Investors by check, wire transfer, release of funds held in the Purchaser Account, or any combination thereof. Any such Investor shall become a party to this Agreement and shall have the rights and obligations hereunder. Any such Investor shall deliver payment of the purchase price of the Shares and a counterpart signature page to this Agreement.

2. Representations and Warranties of the Company. Except as set forth (a) on the Schedule of Exceptions attached hereto as Exhibit C or (b) in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements of the Company, each as amended and supplemented through the date hereof, filed by the Company with the Securities and Exchange Commission (the “SEC”) since January 1, 2005 (the “SEC Documents”), the Company hereby represents and warrants to each Investor as of the date of the Initial Closing as follows:

(a) Organization; Good Standing; Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company’s business, properties or financial condition.

(b) Subsidiaries. The Company has no subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, trust, joint venture, association, or other entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

(c) Corporate Power. The Company has all requisite corporate power and authority (i) to own and operate its properties and assets and to carry on its business as presently conducted, (ii) to execute and deliver this Agreement, (iii) to sell and issue the Shares and the Warrants and (iv) to carry out and perform the provisions of this Agreement and the Warrants.

(d) Authorization. All corporate action on the part of the Company, its officers, and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the issuance, sale and delivery of the Shares and the Warrants has been taken or will be taken prior to the Closing. This Agreement and the Warrants, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e) Capitalization and Voting Rights.

(i) Authorized Stock. The authorized capital of the Company consists, or will consist immediately prior to the Initial Closing, of (i) 50,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), 14,992,552 of which shares are issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, none of which shares are issued and outstanding.

(ii) Other than (i) the Shares and Warrants issued pursuant to this Agreement, (ii) options and rights to purchase shares of the Company’s Common Stock pursuant to the Company’s 2005 Stock Plan, and (iii) options to purchase shares pursuant to Stand-Alone Stock Option Agreements between the Company and each of Edward B. Wilson and John T. Hendrick, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any of its securities. The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

(f) Valid Issuance of Securities. The Shares and Warrants, each when issued and paid for as provided in this Agreement, will be duly authorized and validly issued, fully paid, and nonassessable. The Shares and Warrant Shares have been or will be, as applicable, duly and validly reserved for issuance and upon issuance in accordance with this Agreement and Warrant, as applicable, will be duly authorized and validly issued, fully paid, and nonassessable, and will be free of any liens, encumbrances, or restrictions on transfer (other than those created by applicable state and/or federal securities laws).

(g) Offering. Subject in part to the truth and accuracy of the Investors’ representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares and the Warrants as contemplated by this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(h) Compliance with Other Instruments. The Company is not in violation or default of any provision of its charter or bylaws (both as amended to date) or of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

(i) Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that might result, either individually or in the aggregate, in any material adverse change in the Company’s business, properties or financial condition, or in any material change in the current equity ownership of the Company, nor, to the Company’s knowledge is there any reasonable basis therefor. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers. The Company is not a party to or, to its knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

(j) SEC Documents; Financial Statements. Since January 1, 2005, the Company has filed all reports required to be filed by it with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company has made available to the Investor and its representatives through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, to the Company’s knowledge, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. To the Company’s knowledge, such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3. Representations, Warranties and Covenants of the Investors. Each Investor hereby, severally and not jointly, represents, warrants and covenants to the Company as follows:

(a) Power; Authorization. Such Investor has all requisite power and authority to execute and deliver this Agreement. This Agreement, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that such Investor’s Shares, the Warrant, and the Warrant Shares (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities.

(c) Reliance upon Investors’ Representations. Such Investor understands that the Securities are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Shares and Warrants hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Investors’ representations set forth herein.

(d) Disclosure of Information. Such Investor believes it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the Company’s business, properties, prospects and financial condition and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

(e) Investment Experience; Economic Risk. Such Investor understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. Such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of the Company and acknowledges that such Investor is able to fend for himself, herself or itself. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Securities. Such Investor can bear the economic risk of such Investor’s investment and is able, without impairing such Investor’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of such Investor’s investment.

(f) Accredited Investor Status. Such Investor represents to the Company that such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501, as presently in effect, promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g) Residency. In the case of an Investor who is an individual, the state of such Investor’s residency, or, in the case of an Investor that is a corporation, partnership or other entity, the state of such Investor’s principal place of business, is correctly set forth on the Schedule of Investors.

(h) Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

(i) Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

(j) Tax Liability. Such Investor has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Such Investor relies solely on such advisors and not on any statements or representations of the Company, the Company’s counsel, or any of the Company’s agents. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(k) Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until (X) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Securities Act. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by such Investor (i) to a fund, partnership, limited liability company or other entity that is affiliated with such transferring Investor, (ii) to a partner or member (or retired partner or member) of such transferring Investor, or to the estate of any such partner or member (or retired partner or member), (iii) to such transferring Investor’s spouse, siblings, lineal descendants or ancestors by gift, will or intestate succession or (iv) in compliance with Rule 144(k) (or any successor provision) of the Securities Act so long as the Company is furnished with satisfactory evidence of compliance with such rule; provided, however, that, in the case of (i), (ii) or (iii), the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

(l) Legends. Such Investor understands and agrees that the certificates evidencing the Securities shall bear the following legend (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(m) Confidentiality and Trading Restrictions. The Investor acknowledges and agrees that such Investor has executed a Confidentiality and Non-Disclosure Agreement (the “Confidentiality/Standstill Agreement”) in favor of the Company providing for, among other things, the nondisclosure of confidential information and restrictions with respect to transactions with the

Company’s securities. Such Investor acknowledges that such Confidentiality/Standstill Agreement is in full force and effect.

4. Conditions to Closing.

(a) Conditions to Closing of the Investors. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

(i) Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects as of the Initial Closing, with the same effect as if made on and as of the Initial Closing.

(ii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Initial Closing shall have been performed or complied with in all material respects.

(iii) Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer, sale and issuance of the Shares and the Warrants.

(iv) Minimum Initial Closing Amount. The Company shall have received from the Investors at least $300,000 at the Initial Closing.

(b) Conditions to Closing of the Company. The obligations of the Company to each Investor under this Agreement are subject to fulfillment on or before the Closing of each of the following conditions by that Investor:

(i) Representations. The representations and warranties made by each Investor in Section 3 shall be true and correct as of the Closing, with the same effect as if made on and as of the Closing.

(ii) Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer, sale and issuance of the Shares and the Warrants.

5. Miscellaneous.

(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO AGREEMENTS ENTERED INTO AMONG CALIFORNIA RESIDENTS TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

(b) Entire Agreement. This Agreement and the Confidentiality/Standstill Agreement, including the exhibits attached hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

(c) Amendments; Waivers. With the written consent of the Company and the Investors holding at least a majority of the then outstanding Shares issued pursuant to this Agreement, the rights and obligations of the Company and the Investors may be waived, amended or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each such waiver, amendment or modification, the Company shall promptly give written notice thereof to the Investors who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be waived, amended or modified orally, but only by a signed statement in writing. Notwithstanding the foregoing, no amendment, waiver or modification will be required to add, to this Agreement and the Schedule of Investors, Investors purchasing Shares pursuant to Subsequent Closings.

(d) Successors and Assigns. Except as otherwise expressly provided in this Agreement or the Warrants, the provisions of this Agreement and the Warrants shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(e) Notices, etc. All notices and other communications required or permitted under this Agreement or the Warrants shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to an Investor, at such Investor’s address, facsimile number or electronic mail address set forth on the Schedule of Investors or on such Investor’s signature page to this Agreement, or at such other address, facsimile number or electronic mail address as such Investor may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days’ advance written notice to each Investor. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery. With respect to any notice given by the Company under any provision of the Nevada Revised Statutes or the Company’s charter or bylaws, each Investor agrees that such notice may given by facsimile or by electronic mail.

(f) Expenses. The Company and the Investor shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

(g) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

(i) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Company”

Akesis Pharmaceuticals, Inc.

By:
Its:

AKESIS PHARMACEUTICALS, INC.

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

If an Individual:

Signature

Print Name

Address:

Telephone:
Facsimile:
E-mail:

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

AKESIS PHARMACEUTICALS, INC.

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Investor”

If an Entity:

Print Name of Entity

By:
Name:
Title:

Address:

Telephone:
Facsimile:
E-mail:

PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

AKESIS PHARMACEUTICALS, INC.

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

Signature Page

SCHEDULE A

Schedule of Investors

Investor Name and Address	Shares Purchased	Purchase Price of Shares	Warrant Common Stock Coverage
Matthew Bencivenga	12,500	$25,000	6,250
Michael and Eleanor Colin	12,500	$25,000	6,250
Ronald Katz	100,000	$200,000	50,000
Peter Sudler	50,000	$100,000	25,000

Totals:	175,000	$350,000	87,500

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